UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 20, 2025

INTELLIGENT BIO SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39825	82-1512711
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

135 West, 41st Street, 5th Floor

New York, NY 10036

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (646) 828-8258

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	INBS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On September 20, 2025, the Board of Directors of Intelligent Bio Solutions Inc. (the “Company”) approved extending the termination date of the Company’s outstanding Series H-1 Common Stock Purchase Warrants (the “Series H-1 Warrants”) from 5:00 p.m. (New York City time) on September 27, 2025, to 5:00 p.m. (New York City time) on March 27, 2026. The exercise prices and other terms of the Series H-1 Warrants remain unchanged. There are currently outstanding Series H-1 Warrants to purchase an aggregate of 1,034,213 shares of the Company’s common stock held by six warrant holders, each of whom consented to extending the termination date. The Company did not receive any consideration in connection with extending the termination date of the Series H-1 Warrants. Other than the consent of the warrant holders to the extension, there are no agreements or understandings between the Company and the warrant holders related to extending the termination date of the Series H-1 Warrants.

The foregoing description of the amended Series H-1 Warrants is qualified in its entirety by reference to the full text of the Series H-1 Warrant, a copy of which is attached to this Current Report on Form 8-K as Exhibit 4.1.

Item 9.01 Financial Statements and Exhibits.

No.	Description
4.1	Form of Amended Series H-1 Warrant.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 25, 2025
INTELLIGENT BIO SOLUTIONS INC.

		By:	/s/ Spiro Sakiris
		Name:	Spiro Sakiris
		Title:	Chief Financial Officer